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March 16, 2000

Securities and Exchange Commission
Washington D.C. 20549

RE:  Grand Central Financial Corp.
     601 Main Street, Wellsville, Ohio 43968
     Form 8-K, dated January 15, 1999
     Commission File Number 333-64089

Dear Sirs:

This is inform you that we agree with item 4 of the Form 8-K for Grand Central Financial Corp. as noted above.

There were no disagreements with Grand Central Financial Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

                                            Sincerely,
                                            /s/ Robert E. Dixon
                                            Robert E. Dixon
                                            President

cc:  Grand Central Financial Corp.